Exhibit 10.1

Execution Copy

FOURTH AMENDMENT TO
CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of February 6, 2008 (the “Fourth Amendment Closing Date”) is among HILAND OPERATING, LLC, a Delaware limited liability company (the “Borrower”), the banks and other financial institutions listed on the signature pages hereto (together with each other person who becomes a Lender, collectively the “Lenders”), and MIDFIRST BANK, a federally chartered savings association, individually as a Lender and as the Administrative Agent (the “Administrative Agent”).

Preliminary Statement

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 15, 2005 (as same may be further amended, restated, increased and extended, the “Original Credit Agreement”), under and subject to the terms of which the Lenders have committed to make Revolving Loans and issue Letters of Credit to the Borrower; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain First Amendment to Credit Agreement dated as of September 26, 2005 (the “First Amendment”); and

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amendment to Credit Agreement dated as of June 8, 2006; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Third Amendment to Credit Agreement dated as of July 13, 2007 (the “Third Amendment”; together with the First Amendment, the Second Amendment and the Original Credit Agreement, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and Lenders modify the Credit Agreement to change certain terms thereof, including, among other things, to increase the size of the Revolver A Commitment from $241,000,000 to $291,000,000; and

WHEREAS, the Administrative Agent and Lenders have agreed to modify the Credit Agreement in accordance with the terms and conditions contained in this Fourth Amendment; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders wish to execute this Fourth Amendment to evidence such agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement):

Section 1.               Amendment to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)           The definition of “Revolver A Commitment” is hereby amended by deleting such definition in its entirety and replacing it with the following:

““Revolver A Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolver A Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolver A Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolver A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Revolver A Commitments is $291,000,000.”

(b)           The following definition of “Fourth Amendment” is hereby added in proper alphabetical order:

““Fourth Amendment” means that certain Fourth Amendment to Credit Agreement by and between the Borrower, the Administrative Agent and the Lenders dated as of the Fourth Amendment Closing Date, amending this Agreement.”

(c)           The following definition of “Fourth Amendment Closing Date” is hereby added in proper alphabetical order:

““Fourth Amendment Closing Date” shall mean February 6, 2008.”

(d)           The definition of “Security Documents” is hereby deleted in its entirety and replaced with the following:

““Security Documents” means the guaranty of each of the Guarantors, together with any guaranty delivered pursuant to Section 5.16 hereof, and any and all other security agreements, pledge agreements, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, guaranty agreements, landlord’s consents, estoppels, assignments, UCC financing statements and all similar documents executed by any Person in connection herewith, including, without limitation, all documents and instruments listed on Schedule 1.01 attached hereto, together with any agreements delivered pursuant to Section 5.12 hereof, granting to the

Administrative Agent for the benefit of the Lenders a first Lien and security interest in substantially all of the Collateral of the Borrower and its Subsidiaries as security for the Obligations, including, without limitation, any such documents or agreements delivered with respect to the Bakken System pursuant to the First Amendment; with respect to the Kinta Area Gas Gathering System pursuant to the Second Amendment; and in connection with the Third Amendment and the Fourth Amendment, in each case subject only to Liens permitted by Section 6.02 hereof.”

Section 2.               Amendment to Section 2.20(a).  Section 2.20(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 2.20.    Increase of Revolver A Commitments.  (a) If, prior to and after giving effect to any increase in the Revolver A Commitments pursuant to this Section 2.20, no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing, the Borrower may at any time and from time to time, but in no event more than one (1) time in any fiscal year, request an increase of the aggregate Revolver A Commitments by notice to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be at least $10,000,000, (ii) the cumulative increase in Revolver A Commitments pursuant to this Section 2.20 shall not exceed $50,000,000, (iii) the Revolver A Commitment of any Lender may not be increased without such Lender’s consent, (iv) the aggregate amount of the Lenders’ Revolver A Commitments shall not exceed $341,000,000 and (v) such proposed increase shall be further conditioned upon the Borrower’s delivery to the Administrative Agent, who shall distribute such information to the Lenders, of the following, in each case reasonably acceptable to the Required Lenders, both in form and substance: (x) reasonable evidence that collateral, in addition to any and all Collateral securing the Obligations as of the date of the Commitment Increase Notice, has been acquired, or will be acquired with Borrowings made in connection with such increase in the Revolver A Commitments, to secure the full amount of the Obligations, as increased as contemplated by the Commitment Increase Notice and (y) cash flow projections, including with respect to such acquired or to be acquired collateral, which projections shall be prepared in good faith, based on reasonable assumptions as of the date of the Commitment Increase Notice and if requested by the Required Lenders, verified by independent third-parties selected by the Administrative Agent.  Each Lender will notify the Administrative Agent within fifteen (15) days after receipt of the evidence described in clause (v) immediately above whether or not the additional collateral, and the evidence thereof, is acceptable to such Lender provided that if such notice is not received by the Administrative Agent within such time, such Lender shall be deemed to be satisfied with such evidence.  If the conditions in clauses (i) through (v) above have been satisfied, the

Administrative Agent shall, within five (5) Business Days after the Administrative Agent is aware that such conditions have been satisfied, notify each Lender thereof.  Each Lender desiring to increase its Revolver A Commitment shall notify the Administrative Agent in writing no later than fifteen (15) days after receipt by the Lender of such notice from the Administrative Agent.  Any Lender that accepts an offer to it by the Borrower to increase its Revolver A Commitment pursuant to this Section 2.20 shall, in each case, execute an agreement (a “Commitment Increase Agreement”), in substantially the form attached hereto as Exhibit B, with the Borrower and the Administrative Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolver A Commitment as so increased, and the definition of Revolver A Commitment in Section 1.01 and Schedule 2.01 hereof shall be deemed to be amended to reflect such increase.  Any Lender that does not notify the Administrative Agent within such period that it will increase its Revolver A Commitment shall be deemed to have rejected such offer to increase its Revolver A Commitment.  No Lender shall have any obligation whatsoever to agree to increase its Revolver A Commitment.  Any agreement to increase a Lender’s pro rata share of the increased Revolver A Commitment shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other increasing Lenders.”

Section 3.               Amendment to Section 9.04(b)(i).  Section 9.04(b)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more banks, insurance companies, investment companies or funds or other institutional lenders (other than Borrower or any Affiliate or Subsidiary thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of: (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the Issuing Bank.”

Section 4.               Amendment to Section 9.04(b)(ii)(C).  Section 9.04(b)(ii)(C) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; and”

Section 5.               Amendment to Section 9.04(b).  The following is hereby added as Section 9.04(b)(vi) of the Credit Agreement.

“Prior to assigning all or a portion of its rights and obligations under this Agreement (including all or any portion of its Commitment and the Loans at the time owing to it) (such portion, the “Proposed Assignment Interest”), the assigning Lender shall deliver to MidFirst Bank, as a Lender, written notice (the “Assignment Notice”) of its intention to make such an assignment to an assignee (other than an Affiliate of such Lender).  The Assignment Notice shall designate the terms and conditions such Lender proposes to govern the assignment.  MidFirst Bank, as a Lender, shall have ten (10) days after receipt of the Assignment Notice to accept in writing the terms of any such proposed assignment in which event MidFirst Bank, as a Lender, and such assigning Lender shall enter into an assignment agreement for the Proposed Assignment Interest on the terms and conditions set forth in the Assignment Notice.  In the event MidFirst Bank does not so accept the terms of the proposed assignment set forth in the Assignment Notice, MidFirst Bank’s rights with respect to such Proposed Assignment Interest shall terminate.  The rights of MidFirst Bank set forth in this Section 9.04(b)(vi) shall be restored in the event such Lender does not consummate a transaction with a third party on substantially the same terms as set out in the Assignment Notice (taking into consideration all economic terms of the proposed assignment agreement).  No assignee of MidFirst Bank (other than an Affiliate of MidFirst Bank), may exercise the rights set forth in this Section 9.04(b)(vi).”

Section 6.               Amendment to Schedule 1.01.  Schedule 1.01 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 1.01 attached hereto.

Section 7.               Amendment to Schedule 2.01.  Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 2.01 attached hereto.

Section 8.               Amendment to Schedule 3.06(b).  Schedule 3.06(b) to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 3.06(b) attached hereto.

Section 9.               Amendment to Schedule 3.24.  Schedule 3.24 to the Credit Agreement is hereby deleted in its entirety and replaced by Schedule 3.24 attached hereto.

Section 10.             Re-allocation of Commitments.  Notwithstanding the terms of Section 2.20(e) or Section 2.20(f) of the Credit Agreement, on the Effective Date there shall either be no Loans outstanding or arrangements satisfactory to the Administrative Agent shall have been made to prepay all outstanding Loans, together with accrued interest thereon; provided, however, that the Borrower shall not be required to make any payments required under Section 2.16 of the Credit Agreement in connection with the increase adjustments in the Commitments as are evidenced by this Fourth Amendment.  Any prepayment made by the Borrower in accordance with the preceding sentence of this Section 10 may be made with the proceeds of an Advance made by each of the Lenders in connection with the increase and adjustment of the Commitments pursuant to this Section 10.  The Borrower and all Lenders hereby instruct and irrevocably authorize the Administrative Agent to accept such prepayments, affect such offsets, and distribute the proceeds of each Loan made by any Lender on the Effective Date as are necessary to effect the adjustments in the Commitments as are evidenced by this Fourth Amendment.

Section 11.             Representations True; No Default.  The Borrower represents and warrants that:

(a)                                  this Fourth Amendment has been duly authorized, executed and delivered on its behalf; the Credit Agreement, as amended hereby, together with the other Loan Documents to which the Borrower is a party, constitute valid and legally binding agreements of the Borrower enforceable in accordance with their terms;

(b)                                 the representations and warranties of the Borrower contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date; and

(c)                                  no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 12.             Expenses, Additional Information.  The Borrower shall pay to the Administrative Agent all reasonable expenses incurred in connection with the execution of this Fourth Amendment, including all reasonable expenses incurred in connection with any previous negotiation and loan documentation.  The Borrower shall furnish to the Administrative Agent and Lenders all such other documents, consents and information relating to the Borrower and each other Loan Party as the Administrative Agent or any Lender may reasonably require to accomplish the purposes hereof.

Section 13.             Conditions to Effectiveness.  This Fourth Amendment shall become effective on the date (the “Effective Date”) when, and only when:

(a)                                  The Borrower, the Guarantors, the Administrative Agent and each Lender shall have executed and delivered to the Administrative Agent a counterpart of this Fourth Amendment;

(b)                                 The Administrative Agent shall have received resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Borrower and each Guarantor authorizing the execution, delivery and performance of this Fourth Amendment, each such copy being attached to an original certificate of an authorized officer of the Borrower and each Guarantor, dated as of the Fourth Amendment Closing Date certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by the Borrower and each Guarantor, as applicable, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the Fourth Amendment Closing Date, (iv) that the articles of organization and regulations of the Borrower and each Guarantor, as applicable, have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and (v) as to the incumbency and signature of the officers of the Borrower and each Guarantor executing this Fourth Amendment;

(c)           Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Fourth Amendment Closing Date, except to the extent such representation and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date;

(d)           No Default or Event of Default shall have occurred and be continuing;

(e)           No event shall have occurred with respect to the Parent, the Borrower and its Subsidiaries, taken as a whole, which, in the reasonable opinion of any of the Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect;

(f)            The Administrative Agent shall have received a fully executed copy of that certain fee letter between the Borrower and the Administrative Agent pertaining to certain fees and expenses payable by the Borrower to such parties as set forth in such letter and all fees and other amounts due and payable on or prior to the Fourth Amendment Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(g)           The Administrative Agent shall have received each of the Security Documents, duly executed and completed in sufficient number of counterparts for recording, if necessary, and they shall constitute satisfactory security documentation to create first priority security interests in the Collateral, (free and clear of all Liens, other than Liens permitted by Section 6.02 of the Credit Agreement);

(h)           The Administrative Agent shall have received the following:

(i)            Uniform Commercial Code Financing Statements (Form UCC-1) and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent, naming the relevant Loan Party as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed or to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Documents;

(ii)           certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Effective Date, listing all effective financing statements which name any Loan Party (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings of any Security Documents are made pursuant to this Agreement, together with copies of such financing statements none of which (other than those (i) securing the Obligations, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, or (ii) that are terminated as of the Effective Date or within a time frame otherwise acceptable to the Administrative Agent) shall cover any Collateral described in the Security Documents; and

(iii)          copies of tax Lien searches for each jurisdiction in which a Security Document is filed or recorded pursuant to this Agreement, certified by a party acceptable to the Administrative Agent, listing all tax Liens imposed on any Loan Party or any of its assets (none of which shall cover any Collateral described in the Security Documents);

(i)            The Administrative Agent shall have received, and be satisfied with, the title information with respect to the Collateral and shall, in its sole and absolute discretion, be satisfied with the status of title to the Collateral;

(j)            The Administrative Agent or any Lender or counsel to the Administrative Agent shall receive such other instruments or documents as they may reasonably request;

(k)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of McAfee & Taft, counsel for the Borrower, relating to the Parent, the Borrower and its Subsidiaries, this Fourth Amendment and the Transactions and any other matters as any Lender shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion;

(l)            The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins LLP, outside counsel for the Borrower, relating to certain of the Loan Parties and any other matters as any Lender shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion;

(m)          The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each local counsel of the Borrower approved by the Administrative Agent, for each state where any portion of the Collateral is located, relating to the enforceability of the Security Documents in such state and any other matters as any Lender shall reasonably request;

(n)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Guarantors, the Parent and the General Partner, the authorization of the Transactions and any other legal matters relating to the Borrower, the Guarantors, Parent and the General Partner, this Fourth Amendment, the Credit Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel; and

(o)           The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date upon the satisfaction of all of the foregoing conditions, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the rights and obligations of the parties hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Credit Agreement) at or prior to 3:00 p.m. Oklahoma City, Oklahoma time, on February 6, 2008 (and, in the event such conditions are not so satisfied or waived, this Fourth Amendment shall be null and void and of no further force and effect).

Section 14.             Miscellaneous Provisions.

(a)           From and after the execution and delivery of this Fourth Amendment, the Credit Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement shall continue in full force and effect.

(b)           The Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment shall be read and construed as one and the same instrument.

(c)           Any reference in any of the Loan Documents to the Credit Agreement shall be a reference to the Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

(d)           This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma and of the United States of America.

(e)           This Fourth Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)            The headings herein shall be accorded no significance in interpreting this Fourth Amendment.

Section 15.             Binding Effect.  This Fourth Amendment shall be binding upon and inure to the benefit of the Borrower, Lenders and the Administrative Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein except as contemplated by the Credit Agreement.

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed by their respective duly authorized officers on the Fourth Amendment Closing Date, to be effective as of the Effective Date.

HILAND OPERATING, LLC, a Delaware limited liability company

By:	/s/ Ken Maples
	Name:	Ken Maples
	Title:	Chief Financial Officer,
Vice President - Finance and Secretary

[Signature Page to Fourth Amendment to Credit Agreement]

MIDFIRST BANK,
in its capacity as the Administrative Agent

By:	/s/ James P. Boggs
James P. Boggs
Senior Vice President
Address:
MidFirst Bank
MidFirst Plaza
501 N.W. Grand Blvd., Suite 100
Oklahoma City, Oklahoma 73118
Attention: James P. Boggs
Telephone No. : (405) 767-7115
Telecopy No. : (405) 767-7120
e-mail: james.boggs@midfirst.com

[Signature Page to Fourth Amendment to Credit Agreement]

MIDFIRST BANK,
in its capacity as a Lender

By:	/s/ James P. Boggs
James P. Boggs
Senior Vice President
Address:
MidFirst Bank
MidFirst Plaza
501 N.W. Grand Blvd., Suite 100
Oklahoma City, Oklahoma 73118
Attention: James P. Boggs
Telephone No. : (405) 767-7115
Telecopy No. : (405) 767-7120
e-mail: james.boggs@midfirst.com

[Signature Page to Fourth Amendment to Credit Agreement]

BANK OF AMERICA, N.A.

By:	/s/ Stephen J. Hoffman
Name: Stephen J. Hoffman
Title: Managing Director

[Signature Page to Fourth Amendment to Credit Agreement]

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ Shawn Young
Name: Shawn Young
Title: Director

[Signature Page to Fourth Amendment to Credit Agreement]

BANK OF SCOTLAND

By:	/s/ Karen Weich
Name: Karen Weich
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

FORTIS CAPITAL CORP.

By:	/s/ Deirdre Sanborn
Name: Deirdre Sanborn
Title: Director

By:	/s/ Farhan Iqbal
Name: Farhan Iqbal
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Senior Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tyler Fauerbach
Name: Tyler Fauerbach
Title: Vice President

[Signature Page to Fourth Amendment to Credit Agreement]

BANK OF OKLAHOMA

By:	/s/ Mike Weatherholt
Name: Mike Weatherholt
Title: Officer

[Signature Page to Fourth Amendment to Credit Agreement]

ANNEX A

ACKNOWLEDGMENT OF GUARANTORS